Exhibit 99.1

Oil States Amends and Extends its Senior Secured Revolving Credit Facility

HOUSTON, Jan. 30, 2018 -- Oil States International, Inc. (NYSE:OIS) announced today that it has amended its credit agreement (the amended credit agreement) contemporaneously with the closing of its private offering of $200 million principal amount of 1.50% convertible senior notes due 2023. Total lender commitments under the amended revolving credit facility are $350 million. The amended revolving credit facility can be increased up to an incremental $150 million, subject to additional lender commitments. The maturity date of the amended credit agreement has been extended to January 30, 2022.

The amended credit agreement contains customary financial covenants and restrictions. Specifically, the Company must maintain an interest coverage ratio (defined as the ratio of consolidated EBITDA (as defined in the amended credit agreement)) to consolidated interest expense of at least 3.00x to 1.00x. In addition, the Company must maintain a maximum senior leverage ratio (defined as the ratio of senior debt to consolidated EBITDA) of no greater than 2.25x to 1.00x, and a total net leverage ratio (defined as the ratio of total net funded debt to consolidated EBITDA) of no greater than 4.00x to 1.00x through the quarter ending December 31, 2018, and no greater than 3.75x to 1.00x thereafter.

Borrowings outstanding under the amended revolving credit facility will bear interest at LIBOR plus a margin of 1.75% to 3.00%, or at a base rate plus a margin of 0.75% to 2.00%, in each case based on a ratio of the Company’s total net funded debt to consolidated EBITDA. Oil States must also pay a quarterly commitment fee of 0.25% to 0.50%, based on its ratio of total net funded debt to consolidated EBITDA, on the unused commitments.

About Oil States
Oil States International, Inc. is a global oilfield products and services company serving the drilling, completions, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and gas. The Company is also a leading provider of completion services to the industry. Through its recent acquisition of GEODynamics, the Company is a leading researcher, developer and manufacturer of engineered solutions to connect the wellbore with the formation in oil and gas well completions. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the general nature of the energy service industry; and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the subsequently filed Quarterly Reports on Form 10-Q and Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Director, Investor Relations
713-470-4860